Exhibit 99.1

INmune Bio Establishes Global Commercialization Framework for Ebstrocel™ Through Strategic Agreement with Uniphar

Initial focus on named-patient access in selected European and MENA markets, providing a capital-efficient foundation for broader commercialization

BOCA RATON, Fla., Oct. 21, 2026 (GLOBE NEWSWIRE) -- INmune Bio Inc. (NASDAQ: INMB) (the “Company”), a late-stage biotechnology company focused on inflammation and immunology, today announced that it has entered into a Master Services Agreement with Uniphar Durbin Ireland Limited (“Uniphar”) establishing a scalable framework to support international access, distribution and commercialization of Ebstrocel™, the Company’s allogeneic stromal cell therapy for Recessive Dystrophic Epidermolysis Bullosa (RDEB). INmune Bio initially intends to use the framework to pursue named-patient access in selected European countries and in the Middle East and North Africa (MENA), subject to applicable law and country-specific statements of work. The relationship may subsequently expand across Europe and other territories by mutual agreement.

The Company expects named-patient access to be an important component of its international commercialization strategy for Ebstrocel™. Where permitted by local law and implemented through statements of work, this pathway may allow physicians to request Ebstrocel™ for individual eligible patients before local marketing approval or broad commercial availability.

The Uniphar framework is designed to provide the Company with scalable international commercial infrastructure, beginning with named-patient supply, and potentially expanding to broader commercial distribution as regulatory approvals, pricing and reimbursement are secured in individual countries. Depending on the services agreed in individual statements of work, Uniphar may support regulatory feasibility assessments, market access, product storage and distribution, healthcare-provider and treatment-site onboarding, order-to-cash services, medical information, pharmacovigilance support and end-to-end shipment tracking. By leveraging Uniphar’s established infrastructure rather than building country-by-country capabilities internally, the Company believes this model provides a capital-efficient path to establish Ebstrocel™’s international commercial footprint and scale as additional markets become available.

“This agreement marks an important step in moving Ebstrocel™ from clinical development toward commercialization and bringing Ebstrocel to patients internationally,” said David Moss, Chief Executive Officer of INmune Bio. “Uniphar provides access to established market-access, distribution and order-to-cash capabilities across multiple international markets without requiring INmune Bio to build those capabilities country by country. We believe this provides a capital-efficient way to pursue named-patient opportunities in appropriate markets while building the physician relationships, treatment-center experience and commercial infrastructure needed to support broader international commercialization.”

 “We are pleased to partner with INmune Bio as it prepares Ebstrocel for international commercialization,” said Ruth Rostron, Head of Expanded Access at Uniphar. “Uniphar has built an integrated global platform to help innovative medicines navigate the complexities of international access, distribution and commercialization. We believe our infrastructure and experience are well suited to support INmune Bio’s strategy for Ebstrocel, beginning with named-patient access opportunities and expanding as the product progresses through its regulatory and commercial journey.”

About Ebstrocel™

Ebstrocel™ (pobistrocel) is INmune Bio’s investigational, pooled, allogeneic, human umbilical cord-derived mesenchymal stromal cell therapy being developed through the Company’s CORDStrom™ platform for the treatment of RDEB. The platform is designed to address donor variability and manufacturing inconsistency. Ebstrocel™ is investigational and has not been approved by the FDA, MHRA, EMA or any other regulatory authority.

About Uniphar Plc.

Uniphar is a trusted global partner to pharma, medtech and biotech, delivering solutions that connect medicines and technologies with patients worldwide. With over 57 years of experience and partnerships with 200+ multinational clients, Uniphar combines deep expertise, global infrastructure and market insight to meet the evolving needs of the life sciences sector.

Uniphar Pharma integrates Development, Clinical, Access, Medical, Commercial, Distribution and Global Sourcing to support the full product lifecycle – from early-stage research through to commercialization and beyond. Uniphar’s unified platform spans regulatory strategy, clinical trial support, medical affairs, market access, patient engagement, commercial services, distribution and supply chain.

Operating across 160 countries with a global team of 3,600+, Uniphar bridges manufacturers, healthcare providers, and patients — accelerating access to innovative therapies, improving patient outcomes, and delivering value across the healthcare ecosystem.

From molecule to market and beyond.

For more information, please visit www.uniphar.com

About INmune Bio Inc.

INmune Bio Inc. is a publicly traded (NASDAQ: INMB), late-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. Moving beyond early-stage exploration, the Company’s clinical-development strategy centers on advanced precision medicine, matching drug mechanisms directly to patient biology to optimize clinical outcomes.

INmune Bio is actively advancing two late-stage product platforms toward registrational milestones:

●	CORDStrom™: A proprietary, pooled, allogeneic, human umbilical cord-derived mesenchymal stromal cell platform engineered to address the historical clinical challenges of donor variability and manufacturing inconsistency. Following successful clinical readouts in RDEB, the platform is transitioning toward regulatory and commercial readiness, with an MAA planned for the UK MHRA in 2026 and EU EMA in 2027, alongside a planned U.S. regulatory pathway and development of international access and distribution infrastructure.

●	XPro1595™: A Dominant-Negative Tumor Necrosis Factor (DN-TNF) platform that selectively neutralizes soluble TNF (sTNF) to reduce pathological neuroinflammation without compromising protective immune function. Backed by recently granted FDA Fast Track designation and successful regulatory alignment from an End-of-Phase 2 meeting, XPro1595™ is positioned for an integrated Phase 2b/3 seamless adaptive registrational program in neuroinflammation-enriched early Alzheimer’s disease.

To learn more about INmune Bio’s pipeline and its approach to harnessing the innate immune system, please visit www.inmunebio.com.

Forward Looking Statements

The Company’s product candidates are investigational, and there can be no assurance that any clinical, regulatory or commercial objective will be achieved. Any statements contained in this press release related to the development or commercialization of product candidates and other business and financial matters, including without limitation, trial results and data, timing of key milestones, future plans or expectations, the scope and implementation of the Uniphar relationship, the execution of statements of work, the availability and timing of named-patient or expanded-access sales, potential revenue, potential expansion across Europe, the Middle East and North Africa (MENA) or into Latin America, the anticipated capital efficiency of the distribution model, and the prospects for receiving regulatory approval or commercializing or selling any product or drug candidates, may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to several risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements because of these risks and uncertainties. CORDStrom™ (EbstrocelTM, pobistrocel), XPro1595™ (XPro™, pegipanermin), and INKmune™ have either finished clinical trials, are still in clinical trials or are preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA), the UK MHRA or any regulatory body and there cannot be any assurance that they will be approved by the FDA, the UK MHRA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contacts:

David Moss
Chief Executive Officer
(561) 710-0512
info@inmunebio.com

Daniel Carlson
Head of Investor Relations
(415) 509-4590
dcarlson@inmunebio.com

Uniphar Contacts:

Media Contacts:
Uniphar: Heather.Hopkin@teamtala.com and Beth.Oshea@teamtala.com

Enquiries:

Uniphar: NPS_Ebstrocel@uniphar.com

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